Exhibit 10.29

BOND PLEDGE AND SECURITY AGREEMENT

(Series 2009 Bonds)

THIS BOND PLEDGE AND SECURITY AGREEMENT ("Agreement"), dated as of December 29, 2009, is among Ten Side Holdings, LLC, a Georgia limited liability company, as both borrower and holder of the Bonds (as defined herein) ("Borrower"), and KeyBank National Association, together with its successors and assigns ("Lender").

RECITALS

A.           Borrower and Lender entered into a certain Construction Loan Agreement dated as of July 6, 2007, as modified by that certain First Modification of Construction Loan Agreement, dated as of February 29, 2008 (as modified, the "Loan Agreement"), with respect to a certain construction loan for up to the stated principal amount of $49,400,000. Borrower executed and delivered to Lender a certain Promissory Note, dated as of July 6, 2007, as modified by that certain First Modification to Promissory Note, dated as of February 29, 2008, (as modified, the "Note"), and secured by, among other things, a Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement, dated as of July 6, 2007, as modified by that certain First Modification to Security Instruments, dated as of February 29, 2008 (as modified, the "Fee Security Deed"), which encumbers the real property described on Exhibit A to the Loan Agreement and defined therein as the "Land", and all improvements thereon and appurtenances thereto, known as the "Ten Side Multifamily/Retail Project" (collectively, the "Project").

B.           Borrower has requested and Lender has agreed to enter into that certain Second Modification and Consent given in connection with Construction Loan Agreement (the "Second Modification") in order to further modify the Loan Agreement and the other Loan Documents and to consent to, among other things, a proposed transaction (the "Transaction") involving a bond for title ad valorem tax abatement program (the "Bonds for Title Program") whereby the Borrower will transfer title to the Premises and Improvements to the Atlanta Development Authority, a tax exempt entity (the "Issuer"), in exchange for the issuance of a taxable lease purchase revenue bond and Borrower will lease back the Premises and Improvements for a rental amount equal to the debt service payable by the Issuer to the Borrower, as bondholder of the bond.

C.           In connection with the Bonds for Title Program and as required by the Second Modification, Lender has required, among other things, the execution and delivery by Borrower of additional security for the Loan including, without limitation: (A) Borrower's grant to Lender of a leasehold security title pursuant to a Leasehold Deed to Secure Debt, Assignment of Rents and Security Agreement ("Leasehold Security Deed") with respect to Borrower's leasehold title to the Premises and Improvements created pursuant to the Lease Agreement by and between Borrower and Issuer (the "Lease Agreement") and the terms of the Bonds for Title Program; and (B) Borrower's pledge of the bonds and its interest in the Bond Program Documents (as herein defined) to Lender pursuant this Agreement.

D.           The Issuer and The Bank of New York Mellon Trust Co., Inc., in its capacity as trustee ("Trustee"), are entering into the Indenture of Trust ("Indenture"), dated as of the date hereof Pursuant to the Indenture, the Issuer is issuing The Atlanta Development Authority Taxable Lease Purchase Revenue Bonds (Tivoli Tenside Project), Series 2009 (the "Bonds") which are being issued in an amount equal to $70,000,000.00.

E.           Borrower, Issuer and Trustee are entering into that certain Bond Purchase Agreement dated as of the date hereof, pursuant to which Borrower, as the sole purchaser, shall purchase the Bonds. Concurrently therewith, Borrower and Issuer shall also enter into the Lease Agreement and the related "Bond Program Documents" set forth on Exhibit A hereto.

F.           It is a condition precedent to Lender's execution and delivery of the Second. Modification and consent to the Transaction that the Borrower makes the pledge and grants the security interest in the Bonds to the Lender as contemplated and effected by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Borrower and Lender, the Borrower and Lender agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

SECTION  1.1           Definitions. All capitalized terms used in this Agreement have the meanings given to those terms in the Second Modification or elsewhere in this Agreement unless the context or use clearly indicates a different meaning. Unless otherwise defined in this Agreement, terms used in this Agreement that are defined in the Uniform Commercial Code as adopted in the State of Georgia ("UCC") shall have the meaning given those terms in the UCC.

SECTION  1.2           Rules of Construction. The rules of construction and use of phrases set forth in Section 102 of the Indenture shall apply to this Agreement in their entirety.

ARTICLE II

PLEDGE OF COLLATERAL

SECTION 2.1           Grant of Security Interest. As security for the due, punctual, full and exact payment, performance or observance by the Borrower of: (i) all Secured Obligations (collectively, as that term is defined in the Fee Security Deed and the Leasehold Security Deed), whether at stated maturity, by acceleration or otherwise (including the payments of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, or any successor provision thereto), whether now outstanding or hereafter arising, (ii) all other obligations arising under the Second Modification, the Loan Agreement or any other Loan Document, and (iii) all obligations which may be owing to Lender from time to time under the Bond Program Documents, the Borrower grants to Lender a continuing security interest in and to the following property whether now owned or hereafter acquired (all of which is collectively called the "Collateral"):

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(a)          all of the Borrower's right, title and interest in any and all Bonds;

(b)          all interest and other amounts payable on, and all rights with respect to, all Bonds (including, without limitation, all payments of principal thereof and interest thereon);

(c)          all of Borrower's right, title and interest in the Project Fund and the Bond Fund (as defined in the Indenture) together with all of Borrower's right, title and interest in the securities entitlements and other investment property held in the Project Fund or the Bond Fund or otherwise relating to any of the Bonds;

(d)          all of Borrower's right, title and interest in and to the Bond Program Documents; and

(e)          all proceeds of any of the foregoing.

SECTION 2.2           Perfection of Security Interest in Collateral.

(a)          On or before January 8, 2010, the Borrower shall deliver or cause to be delivered the Bonds to the Lender, but shall remain the owner of such Bonds. All Bonds shall be held by the Lender pursuant to this Agreement and shall be accompanied by duly executed instruments of transfer or assignment in blank in the form attached hereto as Exhibit B. The Lender shall have the right, at any time in its discretion and without notice to the Borrower, to transfer to or to register in the name of the Lender or its nominee any or all of the Collateral.

(b)          Notwithstanding any action taken under this Section 2.2 to perfect the security interest of the Lender in the Collateral, for all purposes other than the perfection of a security interest in the Collateral, under the UCC or otherwise, the Borrower shall remain the owner of the Collateral.

(c)          At any time at Lender's request, Borrower shall instruct the Trustee and Issuer to note and record this pledge of the Bonds and Lender's lien thereon on the bond records of the Trustee.

SECTION 2.3           Reduction in Value of Collateral. The Lender shall not be liable for any reduction in the value of any Collateral in its possession or credited to its account (except for any reduction in value resulting from the Lender's willful misconduct or negligence), nor shall any such reduction in any way diminish the obligations of the Borrower (i) to pay when due and payable principal and interest and any other amounts on the Loan, (ii) to pay when due and payable all amounts, including fees, costs, charges and expenses payable under the Bond Program Documents and (iii) to observe and perform each of the terms, conditions and provisions of the Second Modification, the Loan Documents, the Modification Documents and the Bond Program Documents.

SECTION 2.4           Payment in Full or Surrender of Bonds. Borrower or Issuer, at Borrower's direction, shall provide Lender with advance notice of any proposed Payment in Full of the Bonds or surrender of the Bonds for cancellation, and, provided no Event of Default then exists and Lender has given consent in its sole discretion to such payment or cancellation and a concurrent termination of the Lease Agreement, the Lender shall release and promptly deliver the Bonds, free and clear of the security interest created by this Pledge Agreement, to the Borrower. At Borrower's request, Lender agrees to provide the Issuer and/or Trustee with evidence of Lender's consent to the termination of the Lease Agreement as holder of the Leasehold Security Deed.

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SECTION 2.5           Further Assurances. At any time and from time to time, at the expense of the Borrower, the Borrower shall promptly give, execute, deliver, file and record any notice, statement, instrument, document, agreement or other paper and do such other acts and things that may be necessary, or that Lender may request, in order to perfect, continue and protect any security interest granted or purported to be granted by this Agreement or to enable Lender to exercise and enforce its rights and remedies under this Agreement. The Borrower irrevocably authorizes Lender to file from time to time one or more financing statements describing the Collateral in any UCC jurisdiction.

SECTION 2.6           Competing Security Arrangements. Lender does not authorize and the Borrower agrees not to:

(a)          execute, file, permit to be filed or suffer to remain on file in any jurisdiction any security agreement, financing statement or like agreement or instrument with respect to the Collateral, or any part of the Collateral, naming anyone other than Lender as the secured party; or

(b)          sell, exchange or transfer or otherwise dispose of any of the Collateral, or any interest in the Collateral, other than any security interest or other lien in favor of Lender.

SECTION 2.7           Defense of Collateral. The Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest in the Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3. 1           Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender on the Closing Date that:

(a)          No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Borrower of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the .Borrower, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest), or (iii) for the exercise by the Lender of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally); there are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

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(b)          Neither the execution nor delivery of this Agreement nor the performance by the Borrower of its obligations under this Agreement, nor the consummation of the transactions contemplated by this Agreement, will (i) conflict with any provision of the Operating Agreement or any other organizational documents of the Borrower; (ii) conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract, agreement, promissory note, lease, indenture, instrument or license to which the Borrower is a party or by which the Borrower's assets or properties may be bound or affected; (iii) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation, order, judgment, decree or arbitration award which is either applicable to, binding upon or enforceable against the Borrower; (iv) result in or require the creation or imposition of any liens, security interests, options or other charges or encumbrances ("Liens") upon or with respect to the Collateral, other than Liens in favor of Lender; (v) violate any legally protected right of any individual or entity or give to any individual or entity a right or claim against the Borrower; or (vi) require the consent, approval, order or authorization of, or the registration, declaration or filing (except to the extent that the filing of UCC Financing Statements may be applicable) with, any federal, state or local government entity.

(c)          The Borrower is the sole legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign), the Collateral, free and dear of all Liens (other than in favor of Lender), all fiduciary obligations of any kind and any adverse claim of title thereto and the Collateral is not subject to any offset, right of redemption, defense or counterclaim of a third party.

(d)          The security interest in the Collateral of the Lender is, or when it attaches shall be, a first, prior and perfected security interest. No financing statement covering the Collateral, or any part thereof (other than any financing statement naming only the Lender as the secured party) is outstanding or is on file in any public office.

(e)          The Borrower's exact legal name is set forth in the first paragraph of this Agreement. The Borrower is a limited liability company and the state of its formation is Georgia.

ARTICLE IV

ATTORNEY-IN-FACT

SECTION 4.1           Lender Appointed Attorney-in-Fact. The Borrower appoints the Lender the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Lender's discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Borrower representing any interest payment or other payment in respect of the Collateral or any part thereof and to give full discharge for the same. The power of appointment granted herein is coupled with an interest and is irrevocable by the Borrower so long as any of the Bonds remain outstanding or any obligations remain owing by the Borrower to Lender.

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ARTICLE V

EVENTS OF DEFAULT; RIGHTS AND REMEDIES

SECTION 5.1           Event of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

(a)          the Borrower fails to pay when due any amount payable by the Borrower under the Loan Agreement or the Lease Agreement, subject to any applicable notice and cure rights set forth therein; or

(b)          any failure by the Borrower to perform or observe any of its obligations under this Agreement (other than as set out in (a) above), as and when required, which continues for a period of 30 days after notice of such failure by the Lender to the Borrower; provided, that if any such failure concerning a non-monetary covenant or condition is susceptible to cure and cannot reasonably be cured within said thirty (30) day period, then Borrower shall have an additional sixty (60) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as Borrower commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting ninety (90) day period from the date of Lender's notice. Notwithstanding the foregoing, no such notice or grace period shall apply in the case of any such failure which could, in Lender's judgment, absent immediate exercise by the Lender of a right or remedy under this Agreement, result in harm to Lender, impairment of this Agreement or any of the Collateral; or

(c)          any representation or warranty on the part of the Borrower contained in this Agreement or repeated and reaffirmed in this Agreement proves to be false, misleading or incorrect in any material respect when made or deemed made; provided that if such breach is reasonably susceptible of cure, then no Event of Default shall exist so long as Borrower cures such breach (i) within ten (10) days after written notice from Lender for a breach that can be cured by the payment of money or (ii) within the notice and cure period provided in (b) above for any other breach; or

(d)          the occurrence of an Event of Default under the Second Modification, the Modification Documents, the Loan Agreement, any of the Loan Documents, the Lease Agreement, or any of the Bond Program Documents, subject to any applicable notice and cure periods set forth therein.

SECTION 5.2           Remedies Upon Borrower's Default. If any Event of Default has occurred and is continuing:

(a)          Lender may, without further notice, exercise all rights, privileges or options pertaining to the Collateral as if Lender were the absolute owner of such Collateral, upon such terms and conditions as Lender may determine, all without liability except to account for property actually received by Lender and Lender shall not have any duty to exercise any of those rights; privileges or options and shall not be responsible for any failure to do so or delay in so doing; and

(b)          Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for in this Agreement or otherwise available to it, all of the rights and remedies of a secured party under the UCC and also may, without notice except as specified below, sell the Collateral at public or private sale, at any of the offices of Lender or elsewhere, for cash, on credit or for future delivery, and upon such other terms as may be commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by the UCC, ten days prior notice to the Borrower of the time and place of any public or private sale shall constitute reasonable notification. Lender shall not be obligated to make any sale of Collateral notwithstanding notice of sale having been previously given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In case of any sale by Lender of any of the Collateral, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser, but Lender shall incur no liability in case of failure of the purchaser to take up and pay for the Collateral so sold.

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The foregoing rights and remedies (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively or concurrently against the Borrower and any other party obligated under the Secured Obligations, or against the Collateral, or any other security for the Secured Obligations, at the sole discretion of Lender, (iii) may be exercised as often as occasion therefore shall arise, it being agreed by Borrower that the exercise or failure to exercise any of same shall not in any event be construed as a waiver or release thereof or of any other right, remedy or recourse and (iv) are intended to be and shall be non-exclusive. Nothing in this Agreement shall require or be construed to require Lender to accept tender of performance of any of the Borrower's obligations under this Agreement after the expiration of any time period set forth in this Agreement for the performance of such obligations and the expiration of any applicable cure periods, if any.

Notwithstanding anything contained in this Section to the contrary, following an Event of Default the Borrower shall continue to be the owner of all Bonds and other Collateral until written notice to the contrary is provided by Lender under this Section.

SECTION 5.3           Application of Proceeds. The cash proceeds actually received from any sale or other disposition of the Collateral shall be applied as follows:

(a)          first, to reimburse the Lender for reasonable expenses actually incurred in preparing for sale, selling and the like and for reasonable attorneys' fees and expenses actually incurred by the Lender in connection therewith;

(b)          second, to the repayment of all amounts then due and unpaid on the Secured Obligations; and

(c)          third, to remit the balance, if any, to the Borrower as required by law.

The Borrower shall be liable for any deficiency if the proceeds of any sale or other disposition of the Collateral is insufficient to pay the Secured Obligations.

SECTION 5.4           No Additional Waiver Implied by One Waiver. If the Borrower shall fail to perform any obligation it is required to perform under this Agreement, and such failure is thereafter waived by Lender, such waiver shall be limited to the particular failure so waived and shall not be deemed to waive any other failure to perform as required under this Agreement. Any forbearance by Lender under this Agreement shall be limited to the particular instance for which Lender forbears demand and shall not be deemed a forbearance of any other obligation under this Agreement.

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SECTION 5.5           Nature of Lender 's Right s. The rights of Lender to the Collateral held for its benefit under this Agreement shall not be subject to any right of redemption the Borrower might otherwise have and shall not be suspended, discontinued or reduced or terminated for any cause, including, without limiting the generality of the foregoing, any event constituting force majeure or any acts or circumstances that may constitute commercial frustration of purpose.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.1           Fees, Costs and Expenses; Indemnification. The Borrower agrees to reimburse Lender on demand, for all out-of-pocket costs and expenses incurred by Lender in connection with the administration and enforcement of this Agreement and agrees to indemnify and hold harmless Lender from and against any and all losses, costs, claims, damages, penalties, causes of action, suits, judgments, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Lender under this Agreement or in connection with this Agreement, unless such liability shall be due to willful misconduct or gross negligence on the part of Lender or its agents or employees. Ifthe Borrower fails to do any act or thing which it has covenanted to do under this Agreement or any representation or warranty on the part of the Borrower contained in this Agreement or repeated and reaffirmed in this Agreement is breached, Lender may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by Lender shall be repayable to it by the Borrower upon Lender's demand. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the discharge of the other obligations of the Borrower under this Agreement.

SECTION 6.2           Termination. This Agreement and the assignments, pledges and security interests created or granted by this Agreement shall create a continuing security interest in the Collateral and shall terminate upon the earlier to occur of (i) Payment in Full of the Bonds or Borrower's surrender of the Bonds for cancellation (but only with Lender's advance approval), or (ii) the Maturity Date of the Loan (as provided and defined in the Loan Agreement). Upon such termination, the Lender shall reassign and deliver to the Borrower all Collateral and documents then in its custody or possession, and if requested by the Borrower, shall, at the cost and expense of the Borrower, execute and deliver to the Borrower for recording or filing in each office in which any assignment or financing statement relative to the Collateral or the agreements relating thereto or any part of the Collateral, shall have been filed or recorded, a termination statement or release under applicable law (including, if relevant, the UCC) releasing the Lender's interest therein, and such other documents and instruments as the Borrower may reasonably request all without recourse to or warranty whatsoever by the Lender and at the cost and expense of the Borrower.

SECTION 6.3           No Deemed Waiver. No failure on the part of Lender or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Lender or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 6.4           Entire Agreement. This Agreement, and the Second Modification, Modification Documents, Bond Program Documents and Loan Documents referenced herein, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

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SECTION 6.5           Successors and Assigns. This Agreement shall inure to the benefit of, and be enforceable by, the Borrower and Lender and their respective successors and permitted assigns, and nothing herein expressed or implied shall be construed to give any other Person any legal or equitable rights under this Agreement.

SECTION 6.6           Amendment. The Borrower and Lender agree that this Agreement may be amended, changed, waived or modified only by an instrument in writing executed by their duly authorized representatives.

SECTION 6.7           Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; or (b) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service as set forth below:

Borrower:	Ten Side Holdings, LLC, f/k/a Tivoli 643 Holdings, LLC
c/o Tivoli Properties, Inc.
One Overton Park
3625 Cumberland Parkway
Suite 1150
Atlanta, Georgia 30339
Attention: Scott Leventhal

With a copy to:	Jones Day
1420 Peachtree Street, N.E., Suite 800
Atlanta, Georgia 30309
Attention: Scott A. Specht, Esq.

Lender:	KeyBank National Association
127 Public Square
Cleveland, Ohio 44114
Attention: Commercial Real Estate Department

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With a copy to:	Thompson Hine LLP
One Atlantic Center
1201 West Peachtree Street
Suite 2200
Atlanta, Georgia 30309

Attention: Marci P. Schmerler, Esq.

SECTION 6.8           Governing Law. This Agreement shall be construed, and the obligations, rights and remedies of the parties under this Agreement shall be determined, in accordance with the laws of the State of Georgia without regard to conflicts oflaws principles, except to the extent that the laws of the United States of America may prevail.

SECTION 6.9           WAIV ER OF JURY TRIAL. THE PARTIES HERETO (I) COVENANT AND AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING UNDER THIS AGREEMENT TRIABLE BY A JURY AND (II) WAIVE ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL BY THE PARTIES, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE.

SECTION 6.10         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and J1rovisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

SECTION 6.11         Multiple Counterparts. This Agreement may be simultaneously executed in multiple counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original. This Agreement may be transmitted between the parties by facsimile machine or PDF. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall collectively constitute one Agreement and a facsimile or PDF-transmitted Agreement containing signatures (original or faxed or PDF) of all the parties is binding on the parties.

The remainder of this page is intentionally blank.

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The Borrower and Lender have caused this Agreement to be signed, on the date first written above, by their respective officers or representatives duly authorized.

BORROWER:	TEN SIDE HOLDINGS, LLC, a Georgia limited liability company, f/k/a TIVOLI 643 HOLDINGS, LLC, a Georgia limited liability company

By:	Ten Side Member, LLC, a Georgia limited liability company, managing member

By: Ten Side Manager, LLC, a Georgia limited liability company, manager

By:	Tivoli Properties, Inc. (Delaware), a Delaware corporation, manager

By:	/s/ Scott L. Leventhal
Scott L. Leventhal, President
and Chief Executive Officer

(CORPORATE SEAL)

LENDER	KEYBANK NATIONAL ASSOCIATION

	By:	/s/ Christian R. Gorissen

Christian R. Gorissen, Vice President

EXHIBIT A

Closing Memorandum and Index for Closing Transcript

Indenture of Trust by and between The Atlanta Development Authority and The Bank of New York Mellon Trust Co., N.A., as trustee

Bond Purchase Agreement by and between The Atlanta Development Authority, Ten Side Holdings, LLC and The Bank of New York Mellon Trust Co., N.A., as trustee

Lease Agreement by and between The Atlanta Development Authority and Ten Side Holdings, LLC

Home Office Payment Agreement by and between The Bank of New York Mellon Trust Co., N.A., as trustee, The Atlanta Development Authority and Ten Side Holdings, LLC

Guaranty Agreement by and between The Bank of New York Mellon Trust Co., N.A., as trustee, and Ten Side Holdings, LLC

EXHIBIT B

Form of Bond Transfer Power

Bond Transfer Power

FOR VALUE RECEIVED,________________the undersigned, hereby sells, assigns and transfers unto_________________________(Tax Identification or Social Security No.____________) the Atlanta Development Authority Taxable Lease Purchase Revenue Bond (Tivoli Tenside Project) Series 2009 Bond No. R_ in the principal sum of $___________________________(the "Bond") and all rights thereunder, and hereby irrevocably constitutes and appoints____________attorney to transfer such Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:________

Signature Guarantee:

(Authorized Officer) Signature must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program (STAMP) or similar program.	NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.